                                                                     EXHIBIT 4.1


         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND, EXCEPT IN SUCH LIMITED CIRCUMSTANCES, MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                             SOUTHWEST AIRLINES CO.

                              6 1/2% NOTE DUE 2012

NO. GS-1                                                      CUSIP #844741 AV 0

         Southwest Airlines Co., a corporation duly organized and existing under the laws of Texas (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of THREE HUNDRED EIGHTY-FIVE MILLION DOLLARS on March 1, 2012, and to pay interest thereon from March 1, 2002 or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, semi-annually in arrears on March 1 and September 1 (each, an "Interest Payment Date") in each year, commencing September 1, 2002, at the rate of 6 1/2% per annum, until the principal hereof is fully paid or made available for full payment. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in such Indenture, be paid to the person in whose name this Security is registered on the Security register or registers of the Company at the close of business on February 15 or August 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

         Payment of the principal of and interest on this Security will be made in such immediately available funds of the United States of America as at the time of payment are legal tender for payment of public and private debts.



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         Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth in this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  March 1, 2002

                                        SOUTHWEST AIRLINES CO.

                                        By:
                                            -----------------------------------
                                               Executive Vice President and
                                               Chief Financial Officer

ATTEST:


------------------------------------
Treasurer


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. TRUST COMPANY OF TEXAS, N.A.,
as Trustee


By:
   ---------------------------------
         Authorized Signatory



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         This Security is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 25, 1997 (herein called the "Indenture"), between the Company and U.S. Trust Company of Texas, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Global Security representing the entire principal amount of the series designated on the initial page hereof, initially limited in aggregate principal amount to $385,000,000, but subject to the right of the Company to issue and sell additional Securities in the future without the consent of the holders thereof. Any additional Securities of this series, together with this Security, shall constitute a single series under the Indenture.

         The Securities of this series are not subject to any sinking fund.

         The Securities of this series shall be redeemable, at the option of the Company, in whole at any time or in part from time to time, on at least 30 days but not more than 60 days' prior notice mailed to the registered address of each holder of Securities to be so redeemed, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be so redeemed plus accrued and unpaid interest thereon to the date of redemption and (ii) the sum of the present values of the remaining scheduled payments of principal of the Securities to be so redeemed and interest thereon (exclusive of interest accrued to the redemption date) discounted to the date of redemption, on a semiannual basis (assuming a 360-day per year consisting of twelve 30-day months), at the Treasury Rate (as defined herein) plus 25 basis points plus accrued and unpaid interest thereon to the date of redemption. For purposes of this paragraph, the following definitions shall apply:

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

         "Comparable Treasury Price" means, with respect to any redemption date,
(A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Reference Treasury Dealer" means each of Merrill Lynch Government Securities Inc. and four other Reference Treasury Dealers determined by the Company and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.



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

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated yield (on a day count basis) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the date of redemption.

         The Indenture contains provisions for defeasance of the entire indebtedness of the Securities of this series upon compliance by the Company with certain conditions set forth therein.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof or impair or affect the right of any Securityholder to institute suit for payment thereof, without the consent of the holder of each Security so affected, or (ii) reduce the percentage of aggregate principal amount of Securities of any series or of all series (voting as one class), as the case may be, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all outstanding Securities of each such series so affected.

         This Global Security shall be exchangeable for Securities of this series registered in the names of persons other than the Depositary for such Global Security or its nominee only as provided in this paragraph. This Global Security shall be so exchangeable if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time such Depositary ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, and the Company fails to appoint a successor Depositary for this Global Security within 90 days after the Company receives such notice or becomes aware of such event, (y) the Company executes and delivers to the Trustee written instructions that this Global Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Securities of this series. Securities



                                       4
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so issued in exchange for this Global Security shall be of the same series and of like tenor, in authorized denominations and in the aggregate having the same principal amount as this Global Security and registered in such names as the Depositary for such Global Security shall direct.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security register or registers of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar, duly executed by the registered holder hereof or its attorney duly authorized in writing, and thereupon on or more new Securities of this series, and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. At the date of the Indenture such agency of the Company is located at U.S. Trust Company of Texas, N.A., 2001 Ross Avenue, Suite 2700, Dallas, Texas 75201.

         No service charge shall be made for any such exchange or registration of transfer, but the Company or the Securities registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

         All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of Texas.



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